                                                                    EXHIBIT 10.3

NOTE: Information in this document marked with an "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                              AGREEMENT OF SUBLEASE

                                 By and Between

                     CORNING PROPERTY MANAGEMENT CORPORATION

                                 As Sublandlord

                                       and

                               AVANEX CORPORATION

                                  As Subtenant,

                              Dated: July 31, 2003

                                    Premises:

                              9676 Lynne Morse Road
                              Painted Post,
                              Steuben County, New York

                                 Tax Parcel No:

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE I.           THE DEMISED PREMISES AND SUBTENANT'S PERMITTED USE..........................................       1

   Section 1.01        Demised Premises..........................................................................       1
   Section 1.02        Subtenant's Permitted Use.................................................................       1

ARTICLE II.          CONDITION OF DEMISED PREMISES...............................................................       2

ARTICLE III.         TERM........................................................................................       2

ARTICLE IV.          RENT AND SECURITY DEPOSIT...................................................................       2

   Section 4.01        Base Rent.................................................................................       2
   Section 4.02        Additional Rent/Payment of Operating Expenses.............................................       3
   Section 4.03        Taxes.....................................................................................       3
   Section 4.04        Sublandlord's Casualty Insurance..........................................................       4
   Section 4.05        Place of Payment..........................................................................       4
   Section 4.06        Late Fee..................................................................................       4
   Section 4.07        Security Deposit..........................................................................       4

ARTICLE V.           ALTERATIONS, SIGNS..........................................................................       5

   Section 5.01        Alterations to the Demised Premises.......................................................       5
   Section 5.02        Mechanic's Liens..........................................................................       5
   Section 5.03        Signs.....................................................................................       6
   Section 5.04        Insurance Covering Subtenant's Alterations................................................       6

ARTICLE VI.          REPAIRS, COMPLIANCE, SURRENDER..............................................................       6

   Section 6.01        Repairs and Maintenance...................................................................       6
   Section 6.02        Compliance................................................................................       6
   Section 6.03        Sublandlord Repairs.......................................................................       7
   Section 6.04        Surrender of Premises.....................................................................       7
   Section 6.05        Subtenant Facility Contracts..............................................................       8
   Section 6.06        Sublandlord Service Contracts.............................................................       8

ARTICLE VII.           SERVICES..................................................................................       8

   Section 7.01        Utility Service...........................................................................       8
   Section 7.02        Liability of Sublandlord with Respect to Utilities........................................       8
   Section 7.03        Culinary Service..........................................................................       9
   Section 7.04        Security Service..........................................................................       9

ARTICLE VIII.          ENVIRONMENTAL MATTERS.....................................................................       9

   Section 8.01        Definitions...............................................................................       9
   Section 8.02        Environmental Requirements/Hazardous Materials............................................      10
   Section 8.03        Indemnification by Sublandlord............................................................      11
   Section 8.04        Indemnification by Subtenant..............................................................      12

ARTICLE IX.          TRANSFER OF INTEREST BY SUBTENANT...........................................................      12

   Section 9.01        Assignment or Sublet......................................................................      12

ARTICLE X.           TRANSFER OF INTEREST OF SUBLANDLORD.........................................................      13

   Section 10.01       Sale of Demised Premises..................................................................      13

ARTICLE XI.          DESTRUCTION AND INSURANCE...................................................................      13

   Section 11.01       Rent Abatement; Sublease Termination......................................................      13
   Section 11.02       Waiver of Subrogation.....................................................................      14
   Section 11.03       Casualty Insurance........................................................................      14
   Section 11.04       Liability Insurance.......................................................................      14

ARTICLE XII.           CONDEMNATION..............................................................................      15

ARTICLE XIII.          INDEMNITY, LIABILITY AND INSURANCE........................................................      15

   Section 13.01       Subtenant's Indemnity.....................................................................      15
   Section 13.02       Sublandlord's Indemnity...................................................................      16
   Section 13.03       General Provisions with Respect to Insurance..............................................      16

ARTICLE XIV.           COVENANT OF QUIET ENJOYMENT...............................................................      17

ARTICLE XV.            DEFAULTS & REMEDIES.......................................................................      17

   Section 15.01       Defaults..................................................................................      17
   Section 15.02       Sublandlord Remedies......................................................................      18
   Section 15.03       Sublandlord Default.......................................................................      19

ARTICLE XVI.           ESTOPPEL CERTIFICATE......................................................................      20

ARTICLE XVII.          RIGHT OF ACCESS...........................................................................      20

   Section 17.01       Sublandlord's Rights......................................................................      20
   Section 17.02       Sublandlord's Covenants...................................................................      21

ARTICLE XVIII.         PROVISIONS REGARDING MASTER LEASE.........................................................      21

   Section 18.01       Subject to Master Lease...................................................................      21
   Section 18.02       Conflict with Master Lease................................................................      21

ARTICLE XIX.           INTERPRETATION, NOTICE, MISCELLANEOUS.....................................................      21

   Section 19.01       Interpretation............................................................................      21
   Section 19.02       Construing Various Words and Phrases......................................................      22
   Section 19.03       Entire Agreement..........................................................................      22
   Section 19.04       Communications............................................................................      22
   Section 19.05       Method of Payment.........................................................................      23
   Section 19.06       Successors and Assigns....................................................................      23
   Section 19.07       Responsibility of Subtenant...............................................................      23
   Section 19.08       Brokerage.................................................................................      24
   Section 19.09       Applicable Law............................................................................      24
   Section 19.10       Consent to Assignment.....................................................................      24

EXHIBITS

EXHIBIT A-1 - Legal Description
EXHIBIT A-2 - Demised Premises

EXHIBIT A-3 - Excluded Equipment (Assets Owned by Sublandlord, Used by
              Subtenant)
EXHIBIT A-4 - IT Assets
EXHIBIT A-5 - Contracts Administered by Sublandlord, Costs Reimbursed by
              Subtenant
EXHIBIT B   - Option to Renew Sublease
EXHIBIT C   - Culinary Services

EXHIBIT D   - Security Services

                                    SUBLEASE

         This SUBLEASE, dated July 31, 2003, is made by and between Corning Property Management Corporation ("Sublandlord"), a Delaware corporation, and Avanex Corporation ("Subtenant"), a Delaware corporation.

         WHEREAS, the parties have entered into a Share Acquisition and Asset Purchase Agreement dated May 12, 2003 (the "Purchase Agreement"), pursuant to which Subtenant has agreed to purchase and Sublandlord shall has agreed to sell Subtenant certain assets of Sublandlord's business located on the Demised Premises (as defined below), as well as certain other assets; and

         WHEREAS, The Steuben County Industrial Development Agency ("SCIDA") as tenant entered into a Lease Agreement dated December 1, 2001, as amended from time to time with Corning Incorporated (as property owner or "Parent") and thereafter entered into a Leaseback Agreement, as amended from time to time with Parent dated December 1, 2001 ("Master Lease"); and

         WHEREAS, Parent assigned the Master Lease to Sublandlord by that certain Assignment and Assumption Agreement between Parent and Sublandlord dated as of December 1, 2001; and

         WHEREAS, the Subtenant desires to continue to conduct the businesses conducted at the Demised Premises prior to the effective date of the Purchase Agreement and Sublandlord desires to sublease the Demised Premises to Subtenant for such purpose, pursuant to the terms of this Sublease.

         NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby covenant as follows:

ARTICLE I.THE DEMISED PREMISES AND SUBTENANT'S PERMITTED USE

         Section 1.01 Demised Premises.

         Sublandlord hereby subleases to Subtenant, and Subtenant hires from Sublandlord, subject to the terms, conditions and provisions contained in this Sublease, certain real property located at 9676 Lynn Morse Drive, Painted Post, Steuben, County, New York, which real property is further described on EXHIBIT A-1 attached hereto, together with all of Sublandlord's buildings (the "Buildings") and improvements, located thereon, all as shown on EXHIBIT A-2 attached hereto (collectively, the "Demised Premises" or "Premises"). Equipment identified on EXHIBIT A-3 shall be used by Subtenant during the Sublease Term and shall remain the property of Sublandlord. Subtenant covenants that it shall use such equipment for the purpose and manner it is intended, shall keep the equipment in good condition and shall repair such equipment as necessary at its own expense, costs related to reasonable wear and tear excluded. Information Technology Assets that have been, or will be transferred to Subtenant, are identified on EXHIBIT A-4.

         Section 1.02 Subtenant's Permitted Use.

         Subtenant may use and occupy the Demised Premises for the manufacturing of electronic and/or optical products using processes comparable to the manufacturing currently conducted on the Demised Premises and for associated research and development, office, parking and other legal related uses and for no other use whatsoever. Subtenant's use and occupancy of the Demised Premises shall in no way adversely affect the qualification of the Demised Premises as a "project" as such quoted term is defined in Section 854 of
Article 18-A of the General Municipal Law of The State of New York (the "Act").

ARTICLE II. CONDITION OF DEMISED PREMISES

         Notwithstanding anything to the contrary in this Sublease, Sublandlord warrants and represents that as of the Commencement Date (as defined in Article III below), (i) the Demised Premises will be in good condition and repair and the electrical, mechanical, HVAC, plumbing, elevator and other systems serving the Demised Premises will be in good condition and repair; and (ii) the Demised Premises shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&R's"), all underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes, (collectively, "Laws") applicable thereto. Subtenant shall not be required to construct or pay the cost of complying with any CC&R's, underwriter's requirements or Laws requiring construction of improvements in the Premises which are properly capitalized under general accounting principles, unless such compliance is necessitated solely because of Subtenant's particular use of the Demised Premises. Subtenant's acceptance of the Demised Premises shall not be deemed a waiver of Subtenant's right to have defects in the Demised Premises repaired at Sublandlord's sole expense. Subtenant shall give notice to Sublandlord whenever any such defect becomes reasonably apparent, and Sublandlord shall repair such defect as soon as practicable. Sublandlord also hereby assigns to Subtenant all warranties with respect to the Premises, which would reduce Subtenant's maintenance obligations hereunder and shall cooperate with Subtenant to enforce all such warranties. Except as otherwise expressly provided in this Sublease, Subtenant accepts possession of the Demised Premises in its "as is" condition as of the date of this Sublease. SCIDA makes no representations or warranties to the condition of or title to the Demised Premises.

ARTICLE III. TERM

         The initial term of this Sublease ("Initial Term") shall commence as of the date of this Sublease (the "Commencement Date") and shall continue until July 31, 2005 at 11:59 p.m. So long as Subtenant is not then in Default as defined in Section 15.01 hereof, Subtenant shall have two (2) two (2) year options to renew this Sublease on the terms and conditions of EXHIBIT B attached hereto. (Each such additional two-year period hereinafter referred to as a "Renewal Term"). The Initial Term and all renewals thereof shall together be referred to as the "Term". Subtenant hereby agrees that if it fails to surrender the Premises at the end of the Term, or any renewal thereof, (i) all of the terms of this Sublease shall continue on a month-to-month basis until terminated by either party by not less than thirty (30) days prior written notice to the other; (ii) Subtenant will be liable to Sublandlord for any and all damages which Sublandlord shall suffer by reason thereof; and (iii) Subtenant will indemnify Sublandlord against all claims and demands made by any succeeding subtenants against Sublandlord, founded upon delay by Sublandlord in delivering possession of the Premises to such succeeding subtenant.

ARTICLE IV. RENT AND SECURITY DEPOSIT

         Section 4.01 Base Rent.

During the Initial Term, Subtenant shall pay base rent (the "Base Rent") to Sublandlord at the annual rate of $[*], which Base Rent shall be paid annually on the Commencement Date and each anniversary thereof.

         Section 4.02 Additional Rent/Payment of Operating Expenses.

         Wherever it is provided in this Sublease that Subtenant is required to make any payment other than Base Rent to Sublandlord, the payment shall be deemed to be "Additional Rent" and all remedies applicable to the non-payment of Base Rent shall also be applicable to the nonpayment of Additional Rent. As used herein the word "Rent" shall mean, collectively, Base Rent and Additional Rent. Subtenant agrees to pay, as Additional Rent, the following: (i) Subtenant's portion of Major Capital Repairs as provided in Section 6.01 below, and (ii) Sublandlord's out-of-pocket costs for third party contracts maintained by Sublandlord (including, without limitation, those contained on EXHIBIT A-5 attached hereto) with respect to Sublandlord's repair and maintenance obligations set forth in Section 6.03 hereof, (iii) Sublandlord's charges for the Culinary Services pursuant to Section 7.03 hereof, and (iv) Sublandlord's charges for the Security Services pursuant to Section 7.04 hereof (collectively, the "Sublandlord Operating Expense Charges"). Sublandlord shall provide an invoice to Subtenant for Sublandlord Operating Expense Charges no more frequently than once per calendar month. Subtenant shall reimburse Sublandlord for the invoiced amount of Sublandlord's Operating Expense Charge no later than thirty (30) days following Subtenant's receipt thereof. Upon request, Sublandlord shall promptly provide Subtenant with back-up information regarding the Sublandlord Operating Expense Charges. The parties shall cooperate in good faith to resolve any disputes regarding invoiced amounts.

         Section 4.03 Taxes.

         A. As used in this Sublease, the term "Real Property Taxes" shall mean all taxes, assessments, water, sewer, or other rents and charges, excises, levies, fees (including, without limitation, licenses, permits, inspections, authorizations and similar fees), and all other governmental charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, which are imposed against all or any portion of the Demised Premises during the Term. If, at any time during the Term, the methods of taxation prevailing on the Commencement Date shall be altered, modified, or changed, in whole or in part, so that in lieu of, or as an addition to, or as a substitute for the whole or any part of the Real Property Taxes, there shall be levied, assessed or imposed on the Demised Premises any new taxes, assessments, levies, impositions, charges or special assessments, then all such taxes, assessments, levies, impositions, charges or special assessments shall be deemed to be included within the term Real Property Taxes.

         B. Subtenant shall pay, on the first day of each month 1/12th of the annual Real Property Taxes paid by Sublandlord for the fiscal tax year the applicable month occurs.

         C. If, at any time during the Term, a tax on Rent or other tax, however described, is assessed, levied or imposed upon the Demised Premises or against Sublandlord under the laws of the State of New York or any political subdivision thereof, in lieu of, or as a substitute in whole or in part for, the Real Property Taxes referred to in Section 4.03.A, then the same shall be deemed included in the term "Real Property Taxes.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         D. Real Property Taxes which accrue partially prior to the Commencement Date and subsequent to the expiration or termination of this Sublease shall be equitably apportioned so that Subtenant shall pay only such portion of such Real Property Taxes as shall be attributable to the portion of any such fiscal tax year occurring during the Term.

         E. Notwithstanding anything to the contrary in this Sublease, the definition of "Real Property Taxes" shall not include taxes, assessments, or governmental levies on Sublandlord's income, or with respect to any inheritance or estate planning or with respect to any improvements or services not made available for Subtenant's use or that do not otherwise benefit Subtenant. In no event shall Subtenant be responsible or liable in any manner for any payment, clawback, charge, expense, reimbursement or liability associated with any tax abatements or tax benefits granted to Sublandlord or any Affiliate of Sublandlord (as defined in the Purchase Agreement).

         F. Not withstanding anything to the contrary in the Sublease or any other document, Subtenant's agreement to pay Real Property Taxes shall in no way relieve, discharge or reduce Sublandlord's obligation to make payments under that Certain Payment-in-Lieu-of-Tax-Agreement, dated as of December 1, 2001, by and between Sublandlord (as assignee of Parent) and SCIDA, as amended from time to time (the "PILOT Agreement").

         Section 4.04 Sublandlord's Casualty Insurance.

                  Subtenant shall pay, on a monthly basis at the same time as monthly payments of Base Rent are due, 1/12th of the annual insurance premium paid by Sublandlord for the casualty insurance policy referenced in Section 11.03(a).

         Section 4.05 Place of Payment.

                  Rent shall be payable by Subtenant to Sublandlord to the attention of President, Corning Property Management Corporation, at the address set forth in Section 19.04(C) hereof or at any other place designated by notice given by Sublandlord to Subtenant pursuant to Section 19.04.

         Section 4.06 Late Fee.

                  Any Rent payment that is not made when due shall be subject to a late fee equal to five percent (5%) of the amount not paid when due for each month or portion thereof from the due date to the date of payment.

         Section 4.07 Security Deposit.

                  No later than five (5) business days after execution of the Lease, Subtenant will provide a security deposit in the amount of $[*] in readily available funds payable to Sublandlord (the "Deposit"). The Deposit provided herein shall be considered as security for the payment and performance by Subtenant of all Subtenant's obligations covenants, conditions and agreements under this Lease. In the event of any default by Subtenant hereunder, Sublandlord shall have the right, but shall not be obligated, to apply all or any portion of the Deposit to cure such default, in which event Subtenant shall be obligated to promptly Deposit with Sublandlord that portion of the Deposit used to cure the default. In the event Subtenant fails to perform its obligations, said Deposit shall not be

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

deemed liquidated damages, and application of the Deposit to reduce Subtenant's damages shall not preclude Sublandlord from recovering additional damages incurred by Sublandlord. The Deposit (or any remaining portion after proceeds have been applied by Sublandlord to a default of Subtenant hereunder as permitted herein) shall be returned by Sublandlord to Subtenant within thirty
(30) days of the Lease termination. If Sublandlord assigns or transfers its interest in the Premises, Sublandlord shall deliver or credit the Security Deposit to Sublandlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit so long as such assignee or transferee expressly agrees in writing to return such Security Deposit to Subtenant in accordance with this Section 4.07.

ARTICLE V. ALTERATIONS, SIGNS

         Section 5.01 Alterations to the Demised Premises.

         Upon prior notice to Sublandlord, Subtenant shall have the right to perform any nonstructural alterations, installations, additions, improvements or capital replacements to the Demised Premises (collectively "Alterations") costing less than $[*] per project. Subtenant shall not perform any structural Alterations or any Alterations costing more than $[*] per project without obtaining the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any Alterations shall be performed at Subtenant's sole expense, in a good and workmanlike manner and in compliance with all laws applicable to the Demised Premises. Upon substantial completion of any Alterations, Subtenant shall provide Sublandlord with a copy of any as-built plans of the Alterations that it has obtained at Subtenant's sole costs and expense. Any approval of Sublandlord shall not be construed as an opinion as to whether the Alterations will comply with applicable laws or be sufficient for Subtenant's purposes and Sublandlord shall have no liability therefore. Notwithstanding anything to the contrary contained in this Section 5.01, Sublandlord acknowledges that Subtenant shall not be required to provide Sublandlord notice or obtain Sublandlord's consent in the event Subtenant is relocating its personal property, including its equipment or machinery ("Subtenant's Equipment Relocation") notwithstanding the amount of the cost of Subtenant's Equipment Relocation. Any such alterations or Subtenant's Equipment Relocation shall not result in the use and operation of the Demised Premises to fail to qualify as a "project" under the Act.

         Section 5.02 Mechanic's Liens.

         No alteration performed by Subtenant pursuant to this Sublease, shall be deemed to be for the immediate use and benefit of the Sublandlord. If any mechanic's or materialman's lien is filed against the Demised Premises as a result of any Alterations made by Subtenant, or any other work or act of Subtenant, Subtenant shall discharge same, by payment or bonding, within thirty
(30) days from receiving notice of the filing of the lien. If Subtenant shall fail to discharge the lien within such thirty (30) day period, Sublandlord may, in its sole discretion, in addition to any other legal or equitable remedies available to Sublandlord, bond or pay the lien or claim for the account of Subtenant and Subtenant shall be obligated to reimburse Sublandlord for all reasonable costs and expenses incurred by Sublandlord in doing so, including reasonable attorney's fees, bond premiums and any reasonable expenses incident to litigation with respect to any bond and any action brought to

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

either foreclose or enforce the lien, within ten (10) days after Subtenant's receipt of a detailed invoice therefore.

         Section 5.03 Signs.

         A. Subtenant may erect signs on the Demised Premises in a manner and location as reasonably determined by Subtenant to be necessary, provided that Subtenant obtains any necessary permits and licenses prior to installing such signs. Subtenant shall install its signs at its own expense and shall remove them at the termination of this Sublease. Any damage to improvements located on the Demised Premises as a result of the installation or removal of Subtenant's signs shall be promptly repaired at the expense of Subtenant.

         B. Subtenant shall obtain and pay for all permits and licenses relating to signs permitted, by this Section 5.03. Copies of all such permits and licenses shall be delivered to Sublandlord promptly upon receipt by Subtenant.

         Section 5.04 Insurance Covering Subtenant's Alterations.

         Subtenant shall not commence performing any Alterations unless prior thereto Subtenant shall obtain, or cause its contractor(s) to obtain, (and during the performance of such work keep in force) commercial general liability insurance and worker's compensation insurance to cover every contractor to be employed and builder's risk insurance. The policies shall be in amounts approved by Sublandlord, in Sublandlord's reasonable discretion, shall be non-cancelable without thirty (30) days' notice to Sublandlord and the commercial general liability insurance policy shall name Sublandlord as an additional insured.

ARTICLE VI. REPAIRS, COMPLIANCE, SURRENDER

         Section 6.01 Repairs and Maintenance. [*]

         Section 6.02 Compliance.

         Subtenant shall, at its sole expense, with respect to its particular use of the Demised Premises, observe and comply promptly with all present and future legal requirements relating to the Demised Premises, including without limitation, (i) all Laws, including but not limited to State of New York building codes and environmental laws and Steuben County Health Department rules and regulations; (ii) securing and complying with all permits, licenses, or other required authorizations. Subtenant shall not be required to pay for or perform any improvements or incur any capitals expenditures to comply with any Laws hereunder except to the extent such legal requirements are caused by Subtenant's particular use of the Demised Premises or as a result of Subtenant's installation of improvements therein. If Subtenant fails to comply with its obligations under Section 6.01 above or this Section 6.02, then after ten (10) business days notice and opportunity to cure, and provided that Subtenant has not commenced a cure and is not diligently prosecuting such cure, Sublandlord may, but shall have no obligation to, proceed to have such work performed as Sublandlord shall determine, in its sole discretion, is necessary to comply with the requirements of

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.01, above or this Section 6.02. Within ten (10) days after Sublandlord renders a bill for such repairs, Subtenant shall reimburse Sublandlord for the cost of making such repairs or costs associated with compliance.

         Section 6.03 Sublandlord Repairs.

         Sublandlord shall make, at its sole cost and expense, all repairs to the building structure, including the roof structure, roof, load bearing walls and foundation, and underground utility conduits as well as all Major Capital Repairs (whether required as a result of a change in Laws that is not a Subtenant obligation hereunder or otherwise) and the Excluded Equipment identified on EXHIBIT A-3 subject to Subtenant's obligation to reimburse Sublandlord for a portion of Major Capital Repairs as provided in Subsection
6.01 above. In addition, Sublandlord shall be responsible for all repairs, maintenance and replacement to the generators at the Premises, the fire suppression sprinkler system, air compressors, central vacuum system, HVAC systems and controls, Premises lighting controls, kitchen equipment installed in the cafeteria, cooling towers and boilers, water softening systems, docks and levelers, electrical systems to the local point of distribution (such as a buss bar or breaker panel), grease traps, sewer systems, fire and security systems and controls, and pest control. Sublandlord shall provide to Subtenant reasonable prior notice and shall use reasonable efforts to access the Premises and implement the repairs without material disruption of Subtenant's use hereunder. No notice is required should Sublandlord desire to make repairs under emergency circumstances.

         Section 6.04 Surrender of Premises.

         Upon the expiration or other termination of this Sublease, Subtenant shall quit and surrender the Demised Premises broom clean, and in the same condition the Demised Premises were in at the Commencement Date, except for normal wear and tear, casualty and condemnation and Hazardous Substances for which Subtenant is not liable under the terms of this Sublease. Any and all Alterations shall be the property of the Sublandlord, except that (i) Subtenant shall be entitled to remove any of its trade fixtures, equipment and personal property, provided that Subtenant repairs any damage to the Demised Premises caused by such removal and (ii) Subtenant shall be required to remove any Alterations which Sublandlord expressly requires Subtenant to remove as a condition of Sublandlord approving any such Alterations.

         Section 6.05 Subtenant Facility Contracts.

         It is the intent that the service contracts listed on EXHIBIT A-6 attached hereto be assigned to Subtenant as of the Commencement Date or that Subtenant shall enter into its own contracts with the applicable vendor ("Subtenant Service Contracts"). Whether or not such assignment is completed by the Commencement Date, Subtenant agrees that it as of the Commencement Date, Subtenant shall be solely responsible, financially and otherwise, for the Subtenant Service Contracts, provided that in no event shall Subtenant be liable in any respect for any obligations under the Subtenant Service Contracts to the extent applicable to events, activities or circumstances arising prior to the Commencement Date. Payment terms shall be negotiated between Subtenant and each vendor identified on EXHIBIT A-6. Nothing contained in this Section 6.05 shall require Subtenant to keep any or all of the Subtenant Service Contracts in effect during the Term or to maintain a contract with any particular vendor. All such decisions in this regard shall be at the sole discretion of Subtenant.

         Section 6.06 Sublandlord Service Contracts.

         EXHIBIT A-5 identifies the repair and maintenance service contracts that are currently administered by Sublandlord with respect to certain of the Sublandlord repair and maintenance responsibilities, including but not limited to those identified on Section 6.03 hereof ("Sublandlord Service Contracts"). Sublandlord shall have the right to charge Subtenant the out-of-pocket costs of the Sublandlord Service Contracts pursuant to Section 4.02 hereof. Sublandlord shall have the right to change vendors or re-negotiate the Sublandlord Service Contracts, provided, however, that if the change of any vendor or contract results in a material increase in the cost of the service covered by such contract, Sublandlord shall consult with Subtenant with respect to such contract, and Subtenant shall have the right, on thirty (30) days advance written notice to Sublandlord, to assume in writing the repair and maintenance responsibilities relating to such contract under Section 6.01, and upon such assumption, Sublandlord shall no longer have the corresponding responsibility under Section 6.03 and shall not charge Subtenant for such contract under
Section 4.02 hereof.

ARTICLE VII. SERVICES

         Section 7.01 Utility Service.

         Subtenant shall pay for all utility service charges applicable to the Demised Premises during the Term, including any and all electric, gas, water, pure water, sewer and telephone charges, and trash removal.

         Section 7.02 Liability of Sublandlord with Respect to Utilities.

         Sublandlord shall not be liable for any interruption or failure in the supply of utility services to the Demised Premises, unless such interruption or failure is caused by the negligent affirmative acts of Sublandlord. In the event of any interruption or failure of any utility services to the Demised Premises caused by circumstances beyond the control of Subtenant that continues for a period of sixty (60) days or more and is not caused by damage or casualty to the Premises (which time period shall not commence until Subtenant has provided written notice to Landlord of such interruption or failure), Subtenant shall have the right to terminate this Sublease by providing notice to Sublandlord no later than ten (10) days following expiration of such thirty (30) day period.

         Section 7.03 Culinary Service.

         Attached as EXHIBIT C is a description of the culinary services that Subtenant has asked Sublandlord to provide and which Sublandlord is willing to provide (the "Culinary Services") to enable food and beverages to be purchased by Subtenant employees employed at and visitors to the Premises. Subtenant has agreed to pay to Sublandlord on a monthly basis, an amount reasonably allocated to Subtenant to subsidize Sublandlord's projected costs associated with managing the provision of these services as noted in EXHIBIT C. (The subsidy may be adjusted annually.) Sublandlord will provide the Culinary Services to Subtenant for the Term of this Lease Agreement, provided, however, either party may terminate the delivery or receipt of Culinary Services by providing at least ninety (90) days advance written notice, provided, however, that Sublandlord shall not have the right to terminate this service during the initial two (2) year term if it is still maintaining such cafeteria services for its own benefit.

         Section 7.04 Security Service.

         Attached as EXHIBIT D is a description of the security services that Subtenant has asked Sublandlord to provide and which Sublandlord is willing to provide (the "Security Services"). Subtenant has agreed to pay to Sublandlord on monthly basis, an amount to subsidize Sublandlord's projected costs associated with providing the Security Services as noted in EXHIBIT D. (The subsidy may be adjusted annually to reflect cost increases to Sublandlord in the provision of such services.) Costs for any additional services or any upgrade or modification to the Security Services shall be provided at a reasonable cost that is agreed upon by the Parties. Sublandlord will provide the Security Services to Subtenant for the Term of this Lease Agreement, provided, however, Subtenant may terminate the delivery or receipt of Security Services by providing at least one hundred
(180) days advance written notice.

ARTICLE VIII. ENVIRONMENTAL MATTERS

         Section 8.01 Definitions

         The terms set forth below shall have the following meanings:

         "Environment" means all air, surface water, groundwater, surface and subsurface soil, fish, wildlife, biota, flora, wetlands and all other natural resources.

         "Environmental Claims" mean any and all actions, suits, orders, claims, liens, notices, investigations, proceedings or complaints, whether any of the foregoing are administrative, judicial or otherwise, related to any Environmental Law that have been brought, issued, asserted or alleged by: i) a federal, state or local agency or body or a citizen or citizen group for compliance, injunctive relief, damages (including but not limited to natural resource damages), penalties, removal, response, remedial or other action pursuant to an Environmental Law related to the presence of a Hazardous Substance, contamination, pollution or a condition at, in, under, on or about the Demised Premises or related to waste or material sent for treatment, storage, recycling or disposal from the Demised Premises; and/or ii) a third party seeking damages and/or injunctive relief related to actual or alleged personal injury, medical monitoring, wrongful death, and/or property damage resulting from construction, operation or maintenance of one or more of the Assets and/or the Release or threatened Release of a Hazardous Substance, or contamination, pollution or a condition, at, in, under, on or about the Demised Premises or for a violation of an Environmental Law.

         "Environmental Laws" means all current and future federal, state and local laws, statutes, ordinances, codes, permits, licenses, orders, approvals, rules, regulations and common law relating to the protection of the Environment and/or governing the use, handling, generation, treatment, recycling, storage, manufacture, transportation or disposal of Hazardous Substances, including without limitation, as amended: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Sections 11001 et seq.; all comparable State and local laws, statutes, codes and ordinances; and all rules and regulations promulgated under any of the foregoing.

         "Hazardous Substances" means, without regard to amount or concentration, petroleum, petroleum distillates, petroleum products, mineral oil, natural gas, radioactive materials and substances, asbestos, polychlorinated biphenyls ("PCBs"), radon and any materials or substances which are regulated under or defined as, or otherwise included in the definition of, "hazardous substances", "hazardous materials", "solid wastes", "waste water", "hazardous wastes", "toxic substances", "toxic pollutants", "regulated materials", "pollutants" or "contaminants" in any applicable Environmental Law, and constituents and degradation products of any of the foregoing.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing of a Hazardous Substance into the environment, including without limitation, the abandonment, discarding, burying or disposal of barrels, containers and other receptacles containing any Hazardous Substances.

         Section 8.02 Environmental Requirements/Hazardous Materials

         A. Subtenant's use and occupancy of the Demised Premises shall at all times be in strict compliance with all federal, state and local laws, rules, regulations, orders, guidelines, ordinances and standards, as they may now or hereafter exist, relating in any way to the protection of human health, safety, the environment and natural resources.

         B. If Subtenant becomes aware of a Release (as defined under Environmental Laws), threat of a Release or the presence of any Hazardous Substance (as defined under Environmental Laws) causing contamination of the Demised Premises or surrounding areas or adjacent properties or otherwise posing an imminent risk to human health and safety, Subtenant shall immediately notify Sublandlord in writing thereof. Subtenant shall take all necessary steps to ensure that any future activities by Subtenant do not exacerbate the Release, threat of a Release or the presence of Hazardous Substance. Subtenant shall remedy and mitigate all threats to public health or the environment relating to such presence or Release, or threat thereof to the extent such Release, threat of Release or presence of Hazardous Substances is caused by Subtenant or its Affiliates, agents, employees, contractors, representatives, sublessees or invitees (collectively, "Subtenant Parties"). If Subtenant shall fail to take the measures described above, or shall fail to comply with the requirements of any Environmental Laws, Sublandlord may give such notice and/or cause such work to be performed at the Demised Premises or surrounding areas, and/or take any and all other actions as Sublandlord shall deem necessary to restore the Demised Premises or surrounding areas to the condition in which they existed as of the date of this Sublease, provided that Sublandlord gives Subtenant ten (10) days advance written notice of Sublandlord's intent to take such actions (except in cases of emergency where no such notice shall be required) and Subtenant has not commenced such actions and is not diligently prosecuting such actions to completion. Such actions by Sublandlord shall not affect Subtenant's obligation under this Sublease.

         C. Subtenant shall not allow the Demised Premises to be used for the storing or handling of explosive, radioactive, dangerous, or offensive materials, or any Hazardous Substance during the term hereof except such materials as used or produced by Subtenant in the ordinary course of its business and which are utilized, stored and handled in accordance with applicable state and federal law. The Subtenant shall, in conducting any activity or business on the Demised Premises, comply with all Environmental Laws. The Subtenant shall, if requested by Sublandlord, notify Sublandlord in writing, no more often than once every calendar year during the Term, that it has complied with all Environmental Laws.

         D. Subtenant shall assume full control over the resolution of any claim, litigation, expense, fine or loss attributable to its breach of this paragraph (the "Environmental Matter") with the full cooperation of the Sublandlord. Subtenant shall diligently proceed with the resolution of such Environmental Matter in good faith.

         E. Subtenant shall be responsible for all costs incurred in complying with Environmental Laws applicable to its use and operations on the Demised Premises and any remedial costs arising from or relating to its breach of the obligations contained in this Section 8.

         F. The indemnities and obligations of Sublandlord and Subtenant contained in this Article VIII shall survive the expiration or earlier termination of the Sublease.

         Section 8.03 Indemnification by Sublandlord.

         A. Upon and after the Commencement Date, Sublandlord shall, and hereby does agree, at its sole cost and expense, to defend, indemnify, protect and save harmless Subtenant, its directors, officers, employees, successors and assigns (collectively "Subtenant's Group") from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including without limitation, reasonable attorneys', expert witness and consultant fees and disbursements, whether incurred as the result of a third party claim or a claim to enforce this Agreement) (collectively "Loss and Expense") which may be imposed upon, incurred by or asserted or awarded against any member or all of Subtenant's Group resulting from or arising out of any of the following:

                  1. Sublandlord's noncompliance with, or violation of, any Environmental Law or this Article 8 with regard to the Demised Premises.

                  2. Sublandlord's continued investigation, monitoring and/or remediation of a Hazardous Substance, contamination, pollution or other environmental condition existing at the Demised Premises prior to or as of the Commencement Date.

                  3. Any Environmental Claim under Environmental Laws currently in effect or which come into effect after the Commencement Date, related to the presence of a Hazardous Substance, Release, contamination, pollution or other environmental condition existing at the Demised Premises prior to or as of the Commencement Date or wastes or materials sent from the Demised Premises prior to or as of the Commencement Date, even if such Environmental Claim is not asserted until after the Commencement Date.

                  4. Any Release of a Hazardous Substance at, in, on, under or about the Demised Premises prior to or as of the Commencement Date, even if such Release is not discovered until after the Commencement Date, including the extent to which such Release continues on and after the Commencement Date, and any Hazardous Substances which migrate through the soils or groundwater of the Demised Premises at any time during the Term, except to the extent the existence of such Hazardous Substances is caused by any Subtenant Parties.

         Section 8.04 Indemnification by Subtenant

         A. Upon and after the Commencement Date, Subtenant shall, and hereby does agree, at its sole cost and expense, to defend, indemnify, protect and save harmless Sublandlord, its directors, officers, employees, successors and assigns (collectively "Sublandlord's Group") forever (except as otherwise provided below) from and against any and all Loss and Expense which may be imposed upon, incurred by or asserted or awarded against any member or all of Sublandlord's Group resulting from or arising out of any of the following(to the extent not a liability of Sublandlord under Section 8.02 hereof or under the Purchase Agreement):

                  1. Subtenant's noncompliance with, or violation of, any Environmental Law or this Article 8, with regard to its use of the Demised Premises.

                  2. Any Environmental Claim under Environmental Laws currently in effect or which come into effect after the Commencement Date, related to the presence of a Hazardous Substance, contamination, pollution or other condition which is (i) created or which wholly arises at the Demised Premises during the Term or wastes or materials sent from the Demised Premises during the Term and (ii) caused by the actions of, or failure to act by, the Subtenant.

                  3. Any Release of a Hazardous Substance at, in, on, under or about the Demised Premises which Release (i) occurs during the Term and
(ii) is caused by the actions of, or failure to act by, the Subtenant, but excluding any Releases of a Hazardous Substance which occurred prior to or as of the Commencement Date.

                  4. Any affirmative action by Subtenant which increases, enhances or exacerbates a prior or existing Release about which Subtenant had prior knowledge, to the extent of such enhancement or exacerbation.

ARTICLE IX. TRANSFER OF INTEREST BY SUBTENANT

         Section 9.01 Assignment or Sublet

         A. Subtenant shall not, without obtaining Sublandlord's and SCIDA's prior written consent, which consent shall not be unreasonably withheld or delayed, and if not granted or denied within twenty (20) days, shall be deemed granted: (i) assign, delegate, sublet, convey, mortgage, pledge, encumber or otherwise transfer (voluntarily or involuntarily) Subtenant's interest in this Sublease or the Demised Premises or any part thereof; (ii) allow any transfer of or any lien upon Subtenant's interest in this Sublease or the Demised Premises or any part thereof; or (iii) permit the use or occupancy of the Demised Premises or any part thereof by any person or entity other than Subtenant.

         B. If, without the consent of Sublandlord and SCIDA, this Sublease is assigned or delegated, or the Demised Premises or any part thereof is sublet or occupied by anyone other than Subtenant, Sublandlord may elect to treat such assignment, sublet, occupation or change of control as void under the terms of this Sublease and treat Subtenant as in material breach of this Sublease.

         C. Subtenant shall defend, indemnify and hold harmless Sublandlord against any and all Loss and Expense arising from any claims by a proposed or putative assignee or sub-subtenant or by any broker or other person claiming commission or similar compensation in connection with a proposed or putative assignment or sublease.

ARTICLE X. TRANSFER OF INTEREST OF SUBLANDLORD

         Section 10.01 Sale of Demised Premises

         In the event of a sale or conveyance by Sublandlord of its interest in the Demised Premises, the same shall operate to release Sublandlord from any future liability upon any of the covenants or conditions herein contained in favor of Subtenant and, in such event, Subtenant agrees to look solely to the successor in interest of Sublandlord in and to this Sublease for the performance of the covenants and conditions herein contained in favor of Subtenant.

ARTICLE XI. DESTRUCTION AND INSURANCE

         Section 11.01 Rent Abatement; Sublease Termination.

         A. If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or any other insured casualty (a "Casualty"), Sublandlord may, but shall not be obligated to, subject to Subtenant's rights under Paragraph (c) hereof, promptly repair the damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character immediately prior to such damage or destruction, with reasonable diligence after Sublandlord receives notice of the Casualty.

         B. If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by a Casualty, the Rent shall be abated to the extent that the Demised Premises or Equipment shall have been rendered unusable by Subtenant for its purposes from the date of such damage until the Demised Premises shall be substantially repaired, restored or rebuilt. Should Subtenant reoccupy a portion of the Demised Premises for the conduct of its business during the period that the repair, restoration or rebuilding is in progress and prior to the date that the same are made completely tenantable, all Rent allocable to such portion (including, without limitation, all Additional
Rent) shall be payable by Subtenant from the date of such occupancy to the date the Demised Premises are made tenantable.

         C. In the case of a Casualty, either party may, at its option, terminate this Sublease and the term and estate hereby granted, by giving a written termination notice to the other party within sixty (60) days after notifying party has actual knowledge of the Casualty; provided, however, that Subtenant shall have up to one hundred twenty (120) days after the termination notice is given within which to fully vacate the Demised Premises.

         D. The provisions of this Section 11.01 shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by a Casualty.

         Section 11.02 Waiver of Subrogation.

         A. Notwithstanding anything to the contrary contained herein, Sublandlord and Subtenant each hereby releases the other, its officers, directors, employees and agents, from liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property which is required to be covered by the insurance policies referenced in Section 11.03, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. However, this release shall apply only to loss or damage actually recovered from the insurance company (or which would have been recoverable had the required policy been maintained), plus any deductible amounts under such policies.

         B. Sublandlord and Subtenant each agree that any fire and extended coverage insurance policies carried by each of them respectively and covering the Demised Premises or their contents will include a clause or endorsement as set forth in Subsection 11.02.A above.

         Section 11.03 Casualty Insurance.

         A. Sublandlord shall, at all times during the Term, maintain in effect a policy or policies of all risk insurance covering the Buildings in an amount equal to one hundred percent (100%) of the full replacement cost thereof, subject to reimbursement of the premiums for such insurance by Tenant pursuant to Section 4.04 hereof. Subtenant shall comply with any reasonable recommendations made by Sublandlord's insurance carrier.

         B. Subtenant shall, at all times during the Term and at its sole expense, maintain all risk insurance covering Subtenant's personal property, including inventory, in an amount equal to one hundred percent (100%) of the full replacement cost thereof.

         Section 11.04 Liability Insurance.

         Subtenant shall, at all times during the Term and at its sole expense, maintain a Commercial General Liability Insurance Policy on an occurrence basis with a minimum limit of liability in the amount of $[*]. Subtenant will name Sublandlord as an additional insured on Subtenant's Commercial General Liability Insurance Policy and Subtenant's Commercial General Liability Insurance Policy will be a primary policy and not contributing with, or in excess of, any coverage that Sublandlord may carry.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE XII. CONDEMNATION

         A. If all the Demised Premises are taken by eminent domain (a "Taking"), this Sublease shall terminate when Subtenant is required to vacate the Demised Premises.

         B. If a partial Taking results in so much of the Demised Premises being taken as to render the remaining portion of the Demised Premises unsuitable for Subtenant's continued use and occupancy as reasonably determined by Subtenant (hereinafter for the purposes of this Article XII "Material Partial Taking"), then Subtenant may, by delivering written notice to Sublandlord within sixty (60) days after Subtenant receives written notice of the Material Partial Taking, elect to terminate this Sublease as of the date Subtenant is required to vacate the portion of the Demised Premises so taken.

         C. If a partial Taking does not result in a Material Partial Taking, then this Sublease shall not be terminated and Sublandlord shall, to the extent of any Taking proceeds actually received by Sublandlord, and to the extent reasonably practical, proceed with all reasonable dispatch to do such work that may be reasonably required to restore what remains of the Demised Premises as nearly as may be to its condition prior to the Taking.

         D. Sublandlord shall be entitled to any and all proceeds resulting from any Taking with respect to Sublandlord's interest in the Demised Premises.

ARTICLE XIII. INDEMNITY, LIABILITY AND INSURANCE

         Section 13.01 Subtenant's Indemnity.

         Subtenant hereby indemnifies and agrees to save harmless Sublandlord from and against any and all Loss and Expense which:

         A. Results from any default, breach, violation or non-performance of this Sublease or any provision of this Sublease by Subtenant.

         B. Arises from injury to person or property or loss of life sustained in or about the Demised Premises relating to the use or occupancy of the Demised Premises by Subtenant, or any Subtenant Parties.

         C. Results from the negligent or improper construction of any Alterations made by or at the direction of Subtenant or the failure of Subtenant or any Subtenant Parties to obtain any necessary permit, consent or other approval in connection with the making of any Alterations.

         D.       Relates to any matter described in Article XIII.

         Subtenant shall defend any actions, suits and proceedings which may be brought against Sublandlord with respect to the foregoing or in which Sublandlord may be impleaded. Subtenant shall pay, satisfy and discharge any judgments, orders and decrees, which may be recovered against Sublandlord in connection with the foregoing. Subtenant's indemnification liability under this Sublease shall survive the expiration or other termination of this Sublease.

         Section 13.02 Sublandlord's Indemnity.

         Sublandlord hereby indemnifies and agrees to save harmless Subtenant from and against any and all Loss and Expense which:

         A. Results from any default, breach, violation or non-performance of this Sublease or any provision of this Sublease by Sublandlord.

         B. Arises from injury to person or property or loss of life sustained in or about the Demised Premises relating to the use or occupancy of the Demised Premises by Sublandlord, or Sublandlord's agents, contractors or employees.

         C. Results from the negligent or improper construction of any Alterations made by or at the direction of Sublandlord or the failure of Sublandlord to obtain any necessary permit, consent or other approval in connection with the making of any Alterations.

         D.       Relates to any matter described in Section 8.02.

         Sublandlord shall defend any actions, suits and proceedings, which may be brought against Subtenant with respect to the foregoing or in which Subtenant may be impleaded. Sublandlord shall pay, satisfy and discharge any judgments, orders and decrees, which may be recovered against Subtenant in connection with the foregoing. Sublandlord's indemnification liability under this Sublease shall survive the expiration or other termination of this Sublease.

         Notwithstanding anything to the contrary in this Section 13.02, except to the extent of the gross negligence or willful misconduct of Sublandlord, or any breach by Sublandlord of its obligations under this Sublease, Sublandlord shall not be responsible or liable to Subtenant, or to those claiming by, through or under Subtenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises or any part of the premises adjacent to or connecting with the premises, or otherwise, or for any loss or damage resulting to Subtenant, or those claiming by, through or under Subtenant, or its property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, sewer or steam pipes. To the maximum extent permitted by law, Subtenant agrees to use and occupy the Premises at Subtenant's own risk.

         Section 13.03 General Provisions with Respect to Insurance.

         A. Upon the execution of this Sublease and no less than five (5) business days before any insurance policy which Subtenant is required to carry shall expire, Subtenant shall deliver to Sublandlord certificates for all insurance which Subtenant is required to carry under the terms of this Sublease. The renewal or replacement policy or certificate shall be delivered by Subtenant to Sublandlord by certified mail, return receipt requested. If Subtenant fails to give Sublandlord a copy of any required certificate of insurance within ten
(10) business days after written notice and demand therefore is given by Sublandlord to Subtenant, in addition to the remedies provided in Article XV below, Sublandlord may obtain and pay for that insurance coverage, in which event the cost of such insurance coverage, together with interest at the Interest Rate shall be due and payable by Subtenant as Additional Rent immediately upon demand.

         B. All insurance policies required to be carried under this Sublease by or on behalf of either party (i) shall be issued by insurance companies licensed to do business in the State of New

York, and maintaining during the policy term a "General Policyholders Rating" of at least A-, as set forth in the most current issue of "Best's Insurance Guide" and (ii) shall provide that (and any certificate evidencing the existence of any insurance policies, shall certify that) unless Sublandlord shall have been given thirty (30) days' written notice of any cancellation, the insurance shall not be canceled and shall continue in full force and effect.

ARTICLE XIV. COVENANT OF QUIET ENJOYMENT

         Sublandlord covenants that provided a "Default" (as defined in Article XV below) has not occurred under this Sublease, Subtenant shall at all times during the Sublease Term peaceably and quietly have, hold and enjoy the Demised Premises, without any interruption or disturbance.

ARTICLE XV. DEFAULTS & REMEDIES

         Section 15.01 Defaults.

         Any of the following shall constitute a "Default" under this Sublease:

         A. Subtenant shall fail to pay any installment of Rent when the same shall be due and payable, and such failure shall continue for a period of ten (10) days after receipt by Subtenant of written notice thereof from Sublandlord; or

         B. If Subtenant shall fail to maintain the insurance coverage required by this Sublease or Subtenant shall fail to timely deliver a copy of any certificate of insurance required hereunder and such default shall continue for a period of ten business (10) days after written notice is given by Sublandlord to Subtenant specifying such default; or default shall be made with respect to any assignment of this Sublease or subletting of the Demised Premises as provided in Article IX hereof; or default shall be made with respect to Subtenant's obligation to make certifications as provided in Article XVI hereof(such notice provided herein constituting a second notice in addition to that provided for in Article XVI); or

         C. Subtenant shall fail to perform any of the other covenants, conditions and agreements herein contained on Subtenant's part to be performed and such failure shall continue for a period of thirty (30) days after receipt by Subtenant of notice in writing from Sublandlord specifying in detail the nature of such failure, except that if within the thirty (30) day period Subtenant commences and thereafter proceeds diligently to remedy the violation or failure within a reasonable period of time, Subtenant shall not be in default hereunder.

         D. Subtenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other stature or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Subtenant or of all or any substantial part of its properties or of the Demised Premises; or

         E. If within sixty (60) days after the commencement of any proceeding against Subtenant seeking any reorganization, arrangement composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Subtenant of any trustee, receiver or liquidator of Subtenant, or of all or any substantial part of its properties or of the Demised Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated.

         F. The abandonment of the Demised Premises by Subtenant at any time following delivery of possession of the Demised Premises to Subtenant.

         Section 15.02 Sublandlord Remedies.

         A. After the occurrence of a Default, Sublandlord may, at its option, give Subtenant a notice of election to end the Term upon a date specified in such notice, which date shall not be less than five (5) days after the date such notice is given to Subtenant, and upon the date specified in such notice, this Sublease and the Term shall cease and any and all other right, title and interest of Subtenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire Term had elapsed, but Subtenant shall continue to be liable to Sublandlord as hereinafter provided.

         B. Upon any termination of this Sublease pursuant to Section 15.02(A) or at any time thereafter, Sublandlord may, in addition to and without prejudice to any other rights and remedies Sublandlord shall have at law or in equity, re-enter the Demised Premises and recover possession thereof and dispossess any or all occupants of the Demised Premises in the manner prescribed by the statute relating to summary proceedings, or similar statutes; but Subtenant in such case shall remain liable to Sublandlord as hereinafter provided.

         C. Upon any termination of this Sublease pursuant to Section 15.02(A), (i) the Rent shall become due thereupon and be paid up to the time of such reentry, expiration and/or dispossession; and (ii) Subtenant or the legal representatives of Subtenant shall also pay Sublandlord as damages for the failure of Subtenant to observe and perform Subtenant's covenants herein contained, any deficiency between the Rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of any sublease or subleases of the Demised Premises entered into by Sublandlord for each month of the period which would otherwise have constituted the balance of the Term. When determining the balance of the Term for the purposes of this
Section 15.02(c), it will be assumed that Subtenant would, on the date the Sublease is terminated by Sublandlord, have exercised its election to terminate or not renew the Sublease pursuant to Article III. Any such damages shall be paid in monthly installments by Subtenant on the first day of each month, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the fight of Sublandlord to collect the deficiency for any subsequent month by a similar proceeding.

         D. In the event of the occurrence of a Default, or a threatened breach by Subtenant of any of the agreements, terms, covenants or conditions of this Sublease on Subtenant's part to be performed, Sublandlord shall have the right to enjoin such Default or threatened breach by Subtenant.

         E. If Subtenant shall fail to perform or observe any term or condition in this Sublease, and shall not cure such failure within ten (10) business days after Sublandlord notifies Subtenant of such failure or shall have not commenced a cure during such time period and be diligently prosecuting such cure to completion, Sublandlord may, but shall not be obligated to, cure such failure by Subtenant under this Sublease. Whenever Sublandlord so elects to cure, all costs and expenses incurred by

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

Sublandlord, including reasonable attorneys' fees, shall be considered Rent hereunder and shall be paid by Subtenant to Sublandlord within five (5) days of demand, together with interest at the Interest Rate.

         F. No acceptance by Sublandlord of a lesser sum than the Rent, or any charge then due shall be deemed to be other than on account of the earliest installment of such Rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent or other charge be deemed as an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such installment or pursue any other remedy in this Sublease provided.

         G. Any failure of Sublandlord to complain of any act or omission on the part of Subtenant, no matter how long the same may continue, shall not be deemed to be a waiver by Sublandlord of any of its rights hereunder. No waiver by Sublandlord at any time, express or implied, of any breach of any provision of this Sublease shall be deemed a waiver of a breach of any other provision of this Sublease or a consent to any subsequent breach of the same or any other provision. No covenant term or condition of this Sublease shall be deemed to have been waived by Sublandlord, unless such waiver is acknowledged in writing by Sublandlord.

         H. Each right and remedy provided for in this Sublease shall be cumulative and shall be in addition to every other right or remedy provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Sublandlord of any one or more of the rights or remedies provided for in this Sublease, or now or hereafter existing in law or in equity, shall not preclude the simultaneous or later exercise by Sublandlord of any or all other available rights or remedies Sublandlord may elect. In no event shall either party be liable to the other for consequential or incidental damages. In the event of any default of Subtenant hereunder, Sublandlord shall act reasonably to mitigate its damages.

         I. In the event Subtenant shall default more than two times by failing to pay Rent when due, the five percent (5%) late fee referenced in
Section 4.06 shall be increased to ten percent (10%) to compensate Sublandlord for additional administrative costs related to multiple breaches of this Sublease by Subtenant.

         J. If a judicial remedy is necessary to enforce or interpret any provision of the Sublease, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which is available under the terms of this Sublease.

         Section 15.03 Sublandlord Default.

         In the event Sublandlord fails to perform any of its obligations under this Sublease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Subtenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Subtenant may: (i) proceed in equity or at law to compel Sublandlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Subtenant has waived its right to damages resulting from injury to person or damage to property as provided herein); or (ii) cure any

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

default of Sublandlord at Sublandlord's cost. If Subtenant at any time by reason of Sublandlord's default reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Subtenant shall be immediately due from Sublandlord to Subtenant at the time the sum is paid. Any and all rights and remedies herein created for Subtenant shall be cumulative and use of one remedy shall not be taken to exclude or waive the right to the use of another and Subtenant shall have the remedies available to Subtenant under applicable law.

ARTICLE XVI. ESTOPPEL CERTIFICATE

         At any time within ten business (10) days after request by Sublandlord or Subtenant ("Requesting Party"), by written instrument, duly executed and acknowledged, the other party ("Certifying Party") shall certify to the Requesting Party, any purchaser, lender, potential subtenant, potential assignee of this Sublease or any other person specified by the Requesting Party, the following:

         A. Whether this Sublease is in full force and effect and has not been assigned, modified, supplemented or amended (except to the extent such writings are set forth);

         B. Whether all conditions under this Sublease required to be satisfied by the Requesting Party have been satisfied (or stating those that have not been satisfied);

         C. That there are no defenses or offsets against the enforcement of this Sublease by the Requesting Party (or stating those claimed by the Certifying Party);

         D. The amount of advance rental, if any, paid by Subtenant and the date to which such rental has been paid; and

         E. Such other terms, covenants and conditions which the Requesting Party, any proposed sub-subtenant or any other party requesting the certificate shall reasonably require.

ARTICLE XVII. RIGHT OF ACCESS

         Section 17.01 Sublandlord's Rights.

         Sublandlord shall be entitled to:

         A. Upon one (1) day advance oral notice, inspect the Demised Premises during business hours after notice to Subtenant and with no notice in the event of an emergency;

         B. Upon one (1) day advance oral notice, show, through its agents, employees and/or other representatives, the Demised Premises during normal business hours to persons wishing to purchase the same, and, after an Event of Default by Subtenant or either party's notice of intent not to renew this Sublease, to persons wishing to rent the same;

         C. Through its agents, employees and/or other representatives, to place notices on the front of the Demised Premises or any part thereof reasonably acceptable to Subtenant, offering the Demised Premises for sale, and, after an Event of Default by Subtenant or either party's notice of intent not to renew this Sublease, for rent; and

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

         D. Inspect the Demised Premises at will if Subtenant has vacated and abandoned the Demised Premises.

         E. Access to and continued use of the Demised Premises, at any time without notice, for the purpose of repairing Sublandlord's equipment identified on EXHIBIT A-3. Sublandlord shall provide Subtenant one (1) day advance oral notice prior to inspections and routine maintenance of such equipment. Sublandlord shall use its best efforts to minimize disruption to Subtenant's operations during such access.

         Section 17.02 Sublandlord's Covenants.

         If Sublandlord enters the Demised Premises, Sublandlord shall do so with due regard for the business being conducted in the Demised Premises by Subtenant. No entry by Sublandlord shall unreasonably interfere with the conduct of Subtenant's business operations. During any entry in the Demised Premises, Sublandlord shall comply with all reasonable security and health and safety requirements of Subtenant.

ARTICLE XVIII. PROVISIONS REGARDING MASTER LEASE

         Section 18.01 Subject to Master Lease.

         A. This Sublease shall be subject and subordinate to the terms of the Master Lease. Subtenant affirmatively agrees it shall not violate any term or condition of the Master Lease or the PILOT Agreement or any other document or instrument executed in connection with SCIDA.

         B. Sublandlord agrees to keep the Master Lease in full force and effect for the benefit of Subtenant, except with respect to (i) a mutual agreement of the Subtenant and Sublandlord to terminate this Sublease (or terminate the Master Lease and enter in to a direct lease) and (ii) Sublandlord's termination of this Sublease in accordance with the terms and conditions of this Sublease.

         C. The subleasing of the Demised Premises shall in no way relieve Sublandlord from its obligations under the Master Lease or PILOT Agreement; and SCIDA's Unassigned Right under the Master Lease shall remain in full force and effect.

         Section 18.02 Conflict with Master Lease.

         In the event of any conflict between the terms of this Sublease and the terms of the Master Lease, as between Sublandlord and Subtenant only, the terms of this Sublease shall prevail.

ARTICLE XIX. INTERPRETATION, NOTICE, MISCELLANEOUS

         Section 19.01 Interpretation.

         A. If any provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those to which it is invalid or

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

unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

         B. The captions and headings used throughout this Sublease are for convenience of reference only and shall not affect the interpretation of this Sublease.

         C. This Sublease may be executed in several counterparts; but the counterparts shall constitute but one and the same instrument.

         D. Wherever a requirement is imposed on any party hereto, it shall be deemed that such party shall be required to perform such requirement at its own expense unless it is specifically otherwise provided herein.

         E. The singular includes the plural and the plural includes the singular.

         F. All exhibits referred to in this Sublease are attached to this Sublease and are considered part of this Sublease.

         Section 19.02 Construing Various Words and Phrases.

         A. Wherever it is provided herein that a party may perform an act or do anything, it shall be construed that the party may, but shall not be obligated to, so perform or so do.

          B.      The following words and phrases shall be construed as follows:

                  1. "At any time" shall be construed as, "at any time or from time to time".

                  2.       "Any" shall be construed as "any and all".

                  3. "Including" shall be construed as "including but not limited to".

         Section 19.03 Entire Agreement.

         This Sublease contains the entire agreement between the parties with respect to its subject matter and cannot be changed, modified or amended unless such change, modification or amendment is in writing and executed by the party against which the enforcement of the change, modification or amendment is sought.

         Section 19.04 Communications.

         No notice, request, consent, approval, waiver or other communication under this Sublease shall be effective unless it is in writing and is mailed by registered or certified mail, return receipt requested, or sent by facsimile with confirmation of receipt, or delivered personally, including by reputable overnight courier, addressed:

         A. If to Sublandlord, to the address designated as Sublandlord's Notice Address, or such other address as Sublandlord designates by giving notice thereof to Subtenant; and

         B. If to Subtenant, to the address designated as Subtenant's Notice Address, or such other address as Subtenant shall designate by giving notice thereof to Sublandlord.

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

          C.      Sublandlord's Notice Addresses:

                  Corning Property Management Corporation
                  c/o Corning Incorporated
                  Attn.: Secretary
                  One Riverfront Plaza
                  Corning, New York 14831
                  Facsimile Number: 607-974-8262

                  Corning Property Management Corporation
                  c/o Corning Incorporated
                  Attn:  President
                  One Riverfront Plaza
                  MP-BH-05
                  Corning, New York  14831
                  Facsimile Number: 607-248-1586

          D.      Subtenant's Notice Address:

                  Avanex Corporation
                  40919 Encyclopedia Circle
                  Fremont, CA 94538, USA
                  Attention:  Chief Executive Officer
                  Facsimile Number: 510-897-4189

          E.      Steuben County Industrial Development Agency Notice Address:
                  7234 Rout 54 North
                  PO Box 393
                  Bath, New York 14810-0393

         Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or refusal to accept delivery.

         Section 19.05 Method of Payment.

         Except as herein otherwise expressly provided, all amounts payable under this Sublease shall be payable in good funds of the United States of America which at the time legal tender for public and private debts.

         Section 19.06 Successors and Assigns.

         Subject to the provisions hereof, this Sublease shall bind and inure to the benefit of the parties and their respective successors, representatives, heirs and assigns.

         Section 19.07 Responsibility of Subtenant.

         Any restriction on or requirement imposed upon Subtenant hereunder shall be deemed to extend to Subtenant's subtenants, concessionaires and licensees and it shall be Subtenant's

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

obligation to cause the foregoing persons to comply with such restriction or requirement. Nothing contained in this Section 18.07 shall be deemed to authorize any such subtenants, concessionaires or licensees except as provided in Section 9.01.

         Section 19.08 Brokerage.

         Subtenant represents and warrants and it has not dealt with any broker relating to this Sublease, and Subtenant agrees to indemnify and save Sublandlord harmless from any claims made by any broker claiming to have dealt with Subtenant. Sublandlord represents and warrants that it has not dealt with any broker relating to this Sublease, and Sublandlord agrees to indemnify and save Subtenant harmless from any claims made by any broker claiming to have dealt with Sublandlord. The terms and provisions of this Section 18.08 shall survive the expiration or other termination of this Sublease.

         Section 19.09 Applicable Law.

         This Sublease, and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws of the State of New York.

         Section 19.10 Consent to Assignment.

         Pursuant to Section 6.3 of the Master Lease, this Sublease shall be effective upon obtaining the written consent of SCIDA, and it is hereby acknowledged by Sublandlord and Subtenant (by the execution of this Sublease) that the giving of SCIDA's consent to this Sublease (i) shall not make SCIDA or its agent, a party to this Sublease, (ii) shall not be deemed approval of any improvements, if any, to be made or given in connection with this Sublease, and
(iii) shall in no way relieve Sublandlord from its obligations under the Master Lease and PILOT Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be executed by their duly authorized officers.

                                   SUBLANDLORD:

                                   CORNING PROPERTY MANAGEMENT CORPORATION

                                   By: /s/
                                      ------------------------------------------
                                   Its:  Secretary

                                   SUBTENANT:

                                   AVANEX CORPORATION

                                   By: /s/ BRUCE POLLOCK
                                      ------------------------------------------
                                   Its:  Chief Financial Officer

                                       25